UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 20, 2009

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Ameriprise Financial, Inc. (the “Company”) will record a pre-tax restructuring charge of approximately $60 million in its fourth quarter 2008 results. The Company expects to realize over $130 million in annual run-rate expense savings as a result of accelerated re-engineering efforts. Savings in 2009 are expected to be over $80 million.

The Company expects to achieve these savings primarily through selective reductions in employee headcount. The Company’s client service operations will be largely unaffected by these moves, and the Company is committed to maintaining its high level of service to clients and advisors.

Forward Looking Statement

Certain statements in this Current Report on Form 8-K relate to future events and expectations and as such constitute forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be different from those expressed or implied in the forward-looking statements. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or financial services industry conditions generally, including global supply and demand conditions and fluctuations in prices for investment and protection products and services; (b) material adverse changes in the businesses and organizations served by the asset management business of the Company; (c) the Company’s inability to achieve the level of cost reductions or operating efficiencies anticipated by management in connection with its re-engineering activities; (d) continued volatility or deterioration in the financial markets, including disruptions in the commercial paper, capital and credit markets; (e) the Company’s inability to achieve efficiency improvements at acquired businesses as planned and by targeted completion dates; (f) unfavorable changes in laws, governmental regulations or policies, foreign currency exchange rates or competitive factors in the countries in which the Company operates; (g) significant legal proceedings or investigations adverse to the Company; and (h) the other risk factors summarized in the Company’s Form 10-K for the year ended December 31, 2007, Forms 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: January 20, 2009	By	/s/ Walter S. Berman
Walter S. Berman
Executive Vice President and
Chief Financial Officer